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                                                                    EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS

    We consent to the references to our firm under the captions "Selected Financial Data" and "Experts" in Amendment No. 2 to the Registration Statement (Form S-3) and related prospectus of Sprint Corporation for the registration of 174,837,072 shares of its FON Common Stock, Series 1 and to the incorporation by reference therein of our reports dated February 1, 2001, with respect to the consolidated financial statements and schedule of Sprint Corporation and the combined financial statements and schedules of the Sprint FON Group and the Sprint PCS Group included in Sprint Corporation's Annual Report (Form 10-K) for the year ended December 31, 2000, filed with the Securities and Exchange Commission.

                                                          /s/ ERNST & YOUNG LLP
                                                          ERNST & YOUNG LLP

Kansas City, Missouri
April 27, 2001